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                                                                   Exhibit 10.44

                           SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease ("Amendment") dated as of July 30, 1999 and effective as of August 1, 1999 and is made by and among Lincoln Street Trust, as Landlord ("Landlord"), Immulogic Pharmaceutical Corporation ("Immulogic") and Scriptgen Pharmaceuticals, Inc. ("Scriptgen").

                                    RECITAL

     WHEREAS, Immulogic entered into that certain Lease dated November 29, 1991, and an Amendment thereto dated May 8, 1992 (as amended, the "Lease") for the entire building located at 610 Lincoln Street, Waltham, Massachusetts (the "Premises"):

     WHEREAS, subsequently Immulogic sublet the Premises pursuant to a Sublease dated January 22, 1998 by and between Immulogic and Scriptgen whereby Scriptgen subleased substantially all of the Premises (the "Sublease");

     WHEREAS, Immulogic, Scriptgen and Landlord entered into that certain letter agreement dated February 16, 1998 whereby Scriptgen agreed to certain covenants in connection with the Sublease (the "Letter Agreement");

     WHEREAS, Immulogic desires to be released of its obligations under the Lease;

     WHEREAS, Scriptgen desires to become the Tenant under the Lease; and

     WHEREAS, Landlord has agreed to relieve Immulogic of its obligations under the Lease and recognize Scriptgen as Tenant by amending the Lease and substituting Scriptgen as the tenant thereunder subject to the following terms and conditions contained herein.

     NOW, THEREFORE FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Immulogic's interest in the Lease is hereby assigned to Scriptgen. Scriptgen hereby assumes all liability and obligations of Immulogic as Tenant under the Lease on and after the date of this Amendment, and Immulogic is hereby released from all liability and obligations under the Lease which shall accrue after the date of this Amendment. Notwithstanding the foregoing, Scriptgen shall be liable as if Scriptgen was the original tenant named in the Lease for any and all claims relating to hazardous substances as defined in Section 5.2 of the Lease caused by Scriptgen, its agents, employees, invitees, licensees and contractors and for any acts or omissions of Scriptgen, its agents, employees, invitees, licensees and contractors during Scriptgen's occupancy of the Premises under the Sublease. The Sublease is hereby terminated. However, the covenants set forth in the Letter

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          Agreement shall survive termination of the Sublease and are hereby incorporated in the Lease and shall be binding on Landlord and Scriptgen.

     2. The following shall be deleted following the term "TENANT" in Section 1.1, "Immulogic Pharmaceutical Corporation" and "SCRIPTGEN Pharmaceuticals, Inc." shall be substituted in lieu thereof.

     3. The following shall be deleted following the term "TENANT'S ORIGINAL ADDRESS" in Section 1.1 "One Kendall Square, Building 600, Cambridge, MA 02130" and "610 Lincoln Street, Waltham MA 02254" shall be substituted in lieu thereof.

     4.   The following shall be deleted after the term "ANNUAL FIXED RENT" in
          Section 1.1:

                  Lease Years 1 and 2:       $1,055,060.50
                  Lease Year 3:              $1,097,777.50
                  Lease Year 4:              $1,183,205.50
                  Lease Year 5:              $1,225,920.50
                  Lease Year 6 through 8:    $1,268,635.50
                  Lease Years 9 and 10:      $1,311,350.60

          and "Annual Fixed Rent through August 31, 2002 is $2,392,040.04 annually" shall be inserted in lieu thereof. The Annual Fixed Rent includes all tenant improvements, fixtures and other property owned by Landlord (or transferred to Landlord hereunder) currently used by Scriptgen at the Premises.

     5.   The following shall be deleted in Section 1.1 of the Lease: "Security
          Deposit: $750,000," "Broker: R.M. Bradley & Co., Inc. and Lynch, Murphy, Walsh and Partners," and "Tenant's Authorized Representative:
          Janet C. Bush."

     6.   The following shall be deleted from Section 1.2 of the Lease: "Exhibit
          B. Construction Costs Disbursement Schedule."

     7. Article III of the Lease, entitled "Construction of Premises," shall be deleted in its entirety.

     8. The second sentence in Section 5.2 shall be deleted in its entirety and replaced with the following: "Tenant shall obtain and maintain all permits necessary for all operations conducted in the Premises, and shall comply with the terms thereof."

     9. Section 8.6 of the Lease shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Lease. Each party covenants to pay, hold harmless

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          and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof, or arising from a breach of the foregoing warranty."

     10.  The following is hereby added as a new section, 8.18:

          8.18 CONSTRUCTION OF ADDITION

               Landlord shall have the right to construct an addition to the Premises (the "Addition") and, in connection with the development of the Addition, Landlord shall have the right to make alterations to the exterior of the Premises and building systems located therein; to utilize the Premises for access and egress to and from the Addition or utilities serving the Addition; to alter or expand the loading facilities at the Premises and to utilize the loading facilities for the Addition in common with Premises; to shore up the foundations and/or walls of the Premises; to erect scaffolding and protective barricades around, within or adjacent to the Premises; and to do any other act necessary for the safety of the Premises or the development of the Addition. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section 8.18, provided that Landlord shall not materially interfere with Tenant's use of the Premises and shall use reasonable efforts to minimize the extent and duration of any inconvenience, annoyance or loss of business to Tenant resulting from any work pursuant to this Section in or about the Premises, consistent with accepted construction practice.

     11. The Lease is hereby amended by adding a new Article X thereto, to read in its entirety as follows, and simultaneously with the execution of this Amendment Immulogic shall pay over to Landlord the Security Deposit currently held by Immulogic under the Sublease, which shall become the Security Deposit under the Lease:

          The Security Deposit will be held by Landlord in an interest-bearing account for and during the Term, which deposit shall be returned to Tenant within thirty (30) days after the expiration or termination of the Lease, provided there exists no breach of any undertaking of Tenant. Provided Tenant is not in default of this Lease, all interest on the Security Deposit shall be paid to Tenant on an annual basis on each anniversary of the Commencement Date. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately, upon request by Landlord, restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, by such use shall solely be in the discretion of the Landlord. Provided Tenant is

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          not in default of any of its obligations hereunder, the Security
          Deposit shall be reduced to $250,000.00 and $250,000.00 returned to the Tenant within ten (10) days after Tenant provides evidence reasonably satisfactory to Landlord that Tenant has successfully completed a public offering of Tenant's common stock, which raised not less than $30,000,000.00.

     12.  Exhibit B to the Lease shall be deleted in its entirety.

     13. Each of Landlord and Immulogic covenants, warrants and represents that: (i) the copy of the Lease and the Letter Agreement attached hereto as EXHIBIT A is a true and correct copy of the Lease and the Letter Agreement and there are no amendments or modifications thereto except as included in said EXHIBIT A; (ii) the Lease and the Letter Agreement are a complete statement of the agreement of the parties thereto with respect to the use and occupancy of the Premises; (iii) the Lease and the Letter Agreement are in full force and effect; (iv) it has not given or received any notice of default or notice of termination of the Lease or the Letter Agreement, and is not in default of any monetary obligations or, to the best of its knowledge, in the performance of or compliance with any material provisions of the Lease and the Letter Agreement, and to the best of its knowledge no facts or circumstances exist which, with the giving of notice or the passage of time or both, would constitute such a default thereunder (Landlord waives its rights in connection with any nonmonetary defaults under the Lease of which it is not now aware except for defaults arising from the acts or omissions of Scriptgen, its agents, employees, invitees, licensees and contractors during Scriptgen's occupancy of the Premises under the Sublease), and (v) to the best of its knowledge, each other party to the Lease and the Letter Agreement is not in default in the performance of or compliance with any material provisions of the Lease and the Letter Agreement, and to the best of its knowledge no facts or circumstances exist which, with the given of notice or the passage of time or would constitute such a default thereunder.

     14. Scriptgen covenants, warrants and represents that (i) it has not given or received any notice of default or notice of termination of the Sublease or the Letter Agreement and it is not in material default in the performance or compliance of any of the material provisions of the Sublease or the Letter Agreement and no facts or circumstances exist which would, with the giving of notice or the passage of time or both would constitute a default thereunder; and (ii) to the best of its knowledge, Landlord is not in default in the performance of or compliance with any material provisions of the Lease or the Letter Agreement, and no facts or circumstances exist which, with the given of notice or the passage of time or both, would constitute such a default thereunder. Scriptgen hereby agrees that (i) the copy of the Lease and the Letter Agreement attached hereto as Exhibit A is a true and correct copy of the Lease and the Letter Agreement and there are no amendments or modifications thereto except as included in said Exhibit A; (ii) the Lease and the Letter Agreement are a complete statement of the agreement of the

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          parties thereto with respect to the use and occupancy of the Premises;
          (iii) to the best of Scriptgen's knowledge, the Lease and the Letter Agreement are in full force and effect.

     15. Immulogic hereby transfers, assigns and conveys to Landlord all of its right, title and interest in all tenant improvements, fixtures or any other personal property of any kind on, under, over or about the Premises and hereby warrants and represents that all such property is owned by Immulogic free and clear of any liens, security interests, or adverse claims (other than rights of Scriptgen under the Sublease).

     16. All other terms and provisions of the Lease are hereby ratified and confirmed.

     17. Notwithstanding anything contained in this Amendment to the contrary, this Amendment shall not be effective and bind the parties until the Landlord's lender has consented to this Amendment, it being understood that the consent of Landlord's lender is a condition to this Amendment.

     18. This Amendment may be signed in counterparts, all of which taken together shall constitute one agreement, provided that it shall not be binding upon any party hereto unless and until at least one counterpart shall have been executed and delivered by each party hereto.

                            SIGNATURE PAGE TO FOLLOW

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     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the date first written above as a sealed instrument.

LINCOLN STREET TRUST                         SCRIPTGEN PHARMACEUTICALS, INC.
Landlord

By: /s/ Michael D. Bank                      By: /s/ John Barberich
   ------------------------                     ------------------------
   Name: Michael D. Bank                        Name: John Barberich
   Title: Managing Director                     Title: Vice President & CFO

                                             IMMULOGIC PHARMACEUTICAL
                                             CORPORATION

                                             By: /s/ J. Richard Crowley
                                                ------------------------
                                                Name: J. Richard Crowley
                                                Title: President

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